Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 14, 2011, is by and among FIESTA RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower party hereto (collectively, the “Guarantors”), the lenders party hereto (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of August 5, 2011 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 New Definition. The following definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“First Amendment Effective Date” shall mean December 14, 2011.

1.2 Definitions. The following definitions are hereby amended as set froth below:

(a) Clause (d) of the definition of Consolidated EBITDAR is hereby amended and restated in its entirety as follows:

(d) to the extent not deducted in the calculation of Consolidated Net Income, all amounts paid by the Credit Parties pursuant to Sections 6.10(d), (e) and (k) (other than any payments or reimbursements for capital expenditures made for the benefit of the Credit Parties and their Subsidiaries).

(b) Clause (i) of the definition of Restricted Payments is hereby amended and restated in its entirety to read as follows:

(i) payments by any Credit Party to Carrols or CRG referred to in Sections 6.10(h) and 6.10(k)

(c) The definition of Transition Services Agreement set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Transition Services Agreement” shall mean that certain transition services agreement setting forth the terms and conditions by which Carrols will provide certain general and administrative services to the Borrower and its Subsidiaries after the Spin-Off Date and, to a limited extent, the Borrower will provide certain general and administrative services to the Spin-Off Parties after the Spin-Off Date; provided, that such Transition Services Agreement shall be consistent in all material respects with the description of such agreement provided to the Administrative Agent on or prior to the First Amendment Effective Date such that any such changes will not materially and adversely affect the Lenders.

1.3 Amendments to Section 6.10. Section 6.10 of the Credit Agreement is hereby amended by (a) replacing the period at the end of clause (j) thereof with a comma and (b) adding a new clause (k) at the end of such section to read as follows:

(k) so long as no Default or Event of Default has occurred and is continuing to pay, after the Spin-Off Date, fees to the Spin-Off Parties pursuant to the Transition Services Agreement in an aggregate amount not to exceed $10,000,000 during any fiscal year; provided, that such amount shall be increased (i) at the beginning of each fiscal year (beginning with fiscal year 2012) by an amount equal to the percentage increase in the consumer price index during the previous fiscal year period and (ii) at the beginning of each fiscal quarter by an amount equal to the product of (A) $35,000 multiplied by (B) each new Restaurant opened or acquired during the previous fiscal quarter period.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Required Lenders and the Administrative Agent.

(b) Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(c) Fees and Expenses. The Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(d) Transition Services Agreement. The Administrative Agent shall have received a term sheet setting forth the terms and conditions to be included in the Transition Services Agreement.

(e) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III

MISCELLANEOUS

3.1 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g) The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7 Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9 No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.13 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	FIESTA RESTAURANT GROUP, INC.,
a Delaware corporation

	By:	/s/ Paul Flanders
		Name:	Paul Flanders
		Title:	Vice President

GUARANTORS:	CABANA BEVERAGES, INC.,
a Texas corporation

	By:	/s/ Shanna Ramirez
		Name:	Shanna Ramirez
		Title:	President

CABANA BEVCO, LLC
a Texas corporation

By:	/s/ Shanna Ramirez
	Name:	Shanna Ramirez
	Title:	Manager

GET REAL, INC.,
a Delaware corporation

By:	/s/ Julio Murillo
	Name:	Julio Murillo
	Title:	Vice President

POLLO FRANCHISE, INC.,
a Florida corporation

By:	/s/ Paul Flanders
	Name:	Paul Flanders
	Title:	Vice President

POLLO OPERATIONS, INC.,
a Florida corporation

By:	/s/ Paul Flanders
	Name:	Paul Flanders
	Title:	Vice President

TACO CABANA, INC.,
as Delaware corporation

By:	/s/ Paul Flanders
	Name:	Paul Flanders
	Title:	Vice President

TP ACQUISITION CORP.,
a Texas corporation

By:	/s/ Paul Flanders
	Name:	Paul Flanders
	Title:	Vice President

TC BEVCO, LLC,
a Texas limited liability company

By:	/s/ Shanna Ramirez
	Name:	Shanna Ramirez
	Title:	Manager

TC MANAGEMENT, INC.,
a Delaware corporation

By:	/s/ Paul Flanders
	Name:	Paul Flanders
	Title:	Vice President

TC LEASE HOLDINGS III, V AND VI, INC.,
a Texas corporation

By:	/s/ Paul Flanders
	Name:	Paul Flanders
	Title:	Vice President

TEXAS TACO CABANA, L.P.,
a Texas Limited Partnership

	BY:	T.C. MANAGEMENT INC.,
a Texas corporation

By:	/s/ Paul Flanders
	Name:	Paul Flanders
	Title:	Vice President

TPAQ HOLDING CORPORATION,
a Delaware corporation

By:	/s/ Julio Murillo
	Name:	Julio Murillo
	Title	Vice President

FIESTA RESTAURANT GROUP, INC.

AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

	By:	/s/ Tim G. Loyd
Name: Tim G. Loyd
Title: Managing Director

FIESTA RESTAURANT GROUP, INC.

AMENDMENT TO CREDIT AGREEMENT

LENDERS:	MANUFACTURERS & TRADERS TRUST COMPANY, as a Lender

	By:	/s/ Timothy P. McDevitt
Name: Timothy P. McDevitt
Title: Vice President

FIESTA RESTAURANT GROUP, INC.

AMENDMENT TO CREDIT AGREEMENT

JEFFERIES FINANCE, LLC, as a Lender

By:	/s/ E. Joseph Hess
Name: E. Joseph Hess
Title: Managing Director